UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 25, 2014

FRESH HEALTHY VENDING INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-177305	45-2511250
(Commission File Number)	(IRS Employer Identification No.)

9650 Scranton Road, Suite 801, San Diego, CA 92121
(Address of Principal Executive Offices)

858-210-4200
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 25, 2014, Fresh Healthy Vending International, Inc. (the “Company”) issued Senior Secured Promissory Notes (the “Initial Notes”) to three investors in exchange for $501,000.  The Initial Notes are due on February 24, 2015, and bear simple interest at a rate of 12% paid monthly over the term of the loan.  The Initial Notes also provide that the Company can raise up to $1.5 million in proceeds from the issuance of additional notes (the “Additional Notes”) which would have the same seniority and security rights. In addition the Company reserves the right to issue supplemental notes (the “Supplemental Notes” and taken together with the Initial Notes and the Additional Notes, the “Notes”) for up to $1,000,000 in additional borrowings.  The Notes shall not amount to more than a total of $3,001,000 and shall be senior to all other indebtedness of the Company and will have the same security rights.  There is no assurance additional financing can be raised under terms acceptable to the Company, or at all.

The Company intends to use the proceeds from the issuance of the Notes for working capital, which may include funds in support of the proposed acquisition of Corporate Refreshment Services, LLC’s micro-market business and expansion of the number of company-owned micro market locations.  Completion of this proposed transaction with Corporate Refreshment Services is subject to various conditions including, without limitation, additional due diligence, board and regulatory approvals, and negotiating, preparing and entering into a definitive assets purchase and related agreements. No assurance can be given that this proposed transaction will close.

The foregoing is a summary description the Notes contained in this Item 1.01 and is qualified in its entirety by reference to the Form of Senior Secured Promissory Note dated as of February 25, 2014, a copy of which  is attached to this filing as Exhibit 10.1.

Item 8.01	Other Events.

            On February 27, 2014 the Company issued a press release announcing the issuance of Senior Secured Promissory Notes in exchange for $501,000.  A copy of that press release is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1     Form of Senior Secured Promissory Note for issuance dated February 25, 2014

99.1     Press release, dated February 27, 2014, concerning the issuance of Senior Secured Promissory Notes in exchange for an aggregate of $501,000.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRESH HEALTHY VENDING INTERNATIONAL, INC.

Date: February 27, 2014	By:	/s/ Mark E. Cole
Mark E. Cole
Chief Financial Officer and Principal Financial Officer